Exhibit 99.1

CONSENT OF APPOINTEES FOR DIRECTOR
I hereby consent to being named as a person who will become a director of The Bancorp, Inc., a Delaware corporation (the "Company"), in the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (File No. 333-213977) (the "Registration Statement"), to the disclosure under the caption "Selling Stockholders" in the Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.

Date: October 17, 2016	/s/ John Eggemeyer
John Eggemeyer

Date: October 17, 2016	/s/ Shivan Govindan
Shivan Govindan